Exhibit A

Joint Filing Agreement

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Tesla Motors, Inc.

Date: February 14, 2011

Abu Dhabi Water & Electricity Authority (ADWEA)

By:	/s/ Abdulla al Nuaim

	Name:	Abdulla al Nuaim
	Title:	Authorized Signatory

Abu Dhabi National Energy Company PJSC (TAQA)

By:	/s/ Carl Sheldon

	Name:	Carl Sheldon
	Title:	General Manager

Al Wahda Capital Investment LLC

By:	/s/ Abdulla al Nuaim

	Name:	Abdulla al Nuaim
	Title:	Authorized Signatory

Page 8 of 8 pages